FOR IMMEDIATE RELEASE

OPAL Fuels Reports Third Quarter 2024 Results

WHITE PLAINS, N.Y. – (November 7, 2024) – OPAL Fuels Inc. (“OPAL Fuels” or the “Company”) (Nasdaq: OPAL), a vertically integrated leader in the capture and conversion of biogas into low carbon intensity renewable natural gas (RNG) and renewable power, today announced results for the three and nine months ended September 30, 2024.

“Our third quarter results were strong and provide momentum for this year and next,” said Adam Comora, Co-CEO. “We’re executing on our strategic objectives - bringing RNG projects online, putting additional projects into construction, and growing and leveraging our vertically integrated downstream business. Over the course of this year, we have successfully brought online three landfill RNG facilities, begun construction on three new landfill RNG projects, and grown our downstream business significantly,” continued Comora.

“We remain in a strong position to meet our current 2024 guidance. We now have 11 RNG facilities in operation, with our share of annual design capacity of 8.8 million MMBtu – more than doubling organically over the past two years. We also have six projects in construction with an additional 2.6 million MMBtu of our share of annual design capacity. The strength of our vertically integrated business model and the use of RNG as a transportation fuel continues to yield results across the business segments. Market fundamentals and industry tailwinds remain strong for the capture of biogas and its productive use,” said Jonathan Maurer, Co-CEO,

Financial Highlights

•Revenue for the three and nine months ended September 30, 2024, was $84.0 million and $219.9 million, an increase of $12.9 million, or 18%, and $50.8 million, or 30%, compared to the same periods last year.

•Not included above, our share of revenues from equity method investments for the three and nine months ended September 30, 2024, was $11.7 million and $33.7 million, compared to $4.7 million and $10.6 million in the same periods in the prior year.

•Net income for the three and nine months ended September 30, 2024 was $17.1 million and $19.7 million, compared to $0.2 million and $106.9 million in the same periods last year.1

•Basic and diluted net income per share attributable to Class A common shareholders for the three and nine months ended September 30, 2024 was $0.09 and $0.07, compared to basic net (loss) income per share of $(0.01) and $0.59 for the three and nine months ended September 30, 2023.1

•Adjusted EBITDA2 for the three and nine months ended September 30, 2024, was $31.1 million and $67.4 million, an increase of $14.6 million and $47.5 million compared to the same periods last year.

•Not included above, $11.1 million of investment tax credits were sold by the Company during the third quarter resulting in net proceeds of $8.6 million.

•At September 30, 2024, RNG Pending Monetization totaled $23.1 million.

Operational Highlights

•The Sapphire RNG project, a 50/50 joint venture with GFL representing 0.8 million MMBtu of annual design capacity to OPAL Fuels, commenced commercial operations in September.

•The Polk County (Florida) RNG project, 100% owned by OPAL Fuels, commenced commercial operations in October, representing approximately 1.1 million MMBtu of annual design capacity.

•RNG produced was 1.0 million and 2.8 million MMBtu for the three and nine months ended September 30, 2024, an increase of 43% and 40% compared to the prior-year periods.

•RNG sold as transportation fuel was 19.6 million and 54.7 million GGEs for the three and nine months ended September 30, 2024, an increase of 80% and 81% compared to the prior-year periods.

•The Fuel Station Services segment sold, dispensed, and serviced an aggregate of 38.7 million and 110.3 million GGEs of transportation fuel for the three and nine months ended September 30, 2024, an increase of 15% and 13% compared to the prior year periods.

1 Net income for the three and nine months ended September 30, 2023 included a $122.9 million non-cash gain on deconsolidation of variable interest entities ("VIEs").

2 This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to a comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures.”

Guidance

We are maintaining our current guidance.

Construction Update

•The construction of the Atlantic RNG project is on schedule. This project represents approximately 0.33 million MMBtu for OPAL Fuels’ 50% ownership share of annual design capacity.

•The construction of the Cottonwood RNG project is on schedule. This project, owned 100% by OPAL Fuels, represents approximately 0.66 million MMBtu of annual design capacity.

•The construction of the Burlington RNG project is on schedule. This project represents approximately 0.46 million MMBtu for OPAL Fuels’ 50% ownership share of annual design capacity.

•The Kirby RNG project began construction in November. This project, 100% owned by OPAL represents approximately 0.66 million MMBtu of annual design capacity.

Results of Operations

(in thousands of dollars, except RNG Fuel data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
RNG Fuel	$25,864	$20,088	$63,036	$37,468
Fuel Station Services	45,395	37,305	121,794	88,089
Renewable Power	12,788	13,708	35,119	43,543
Total Revenue (1)	$84,047	$71,101	$219,949	$169,100

Cost of sales	$51,368	$51,242	$147,457	$130,302
Project development and startup costs	$6,803	$974	$10,523	$3,972
Other operating expenses (2)	$13,567	$15,286	$40,401	$49,165

Net income (3)	$17,107	$227	$19,692	$106,931
Adjusted EBITDA (4)
RNG Fuel (5)	22,656	19,359	56,444	25,423
Fuel Station Services	11,966	6,420	27,610	10,813
Renewable Power	6,974	6,039	17,214	22,267
Corporate	(10,494)	(15,357)	(33,861)	(38,572)
Consolidated Adjusted EBITDA	$31,102	$16,461	$67,407	$19,931

RNG Fuel volume produced (Million MMBtus)	1.0	0.7	2.8	2.0
RNG Fuel volume sold (Million GGEs)	19.6	10.9	54.7	30.3
Total RNG Fuel volume delivered (Million GGEs)	38.7	33.1	110.3	98.0

(1) Excludes revenues from equity method investments.

(2) Includes selling, general and administrative expenses, depreciation and amortization expenses and income (loss) from equity method investments. Please refer to the Statement of Operations at the end of the press release for additional information.

(3) Net income for the three and nine months ended September 30, 2023 included a $122.9 million non-cash gain on deconsolidation of variable interest entities ("VIEs").

(4) This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to a comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures.”

(5) Includes incremental virtual pipeline costs (i.e., actual costs less anticipated operating costs of a permanent interconnection) on our Prince William RNG project which are temporary in nature and expected to be incurred until mid-2025 when the permanent interconnection is expected to be operational. The amounts included in the nine months ended September 30, 2024 include $2.2 million of costs incurred in the second quarter of 2024. These costs are included in Project development and startup costs.

Results of Operations from equity method investments

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2024	2023	2024	2023
Revenue	$26,123	$9,463	$77,097	$23,927
Gross profit	10,799	(11,268)	31,812	(1,392)
Net income	7,182	4,533	26,579	1,634

OPAL’s share of revenues from equity method investments	$11,735	$4,732	$33,724	$10,578
OPAL’s share of gross profit from equity method investments	$5,719	$(5,634)	$15,994	$2,428
OPAL’s share of net income (loss) from equity method investments (1)	$3,822	$1,726	$11,828	$1,433

OPAL’s share of Adjusted EBITDA from equity method investments	$7,543	$3,072	$20,711	$4,687

(1) Net income from equity method investments represents our portion of the net income from equity method investments including $1,443 and $4,300 of amortization expense related to basis differences for the three and nine months ended September 30, 2024 and $583 and $1,641 for the three and nine months ended September 30, 2023.

Landfill RNG Facility Capacity and Utilization Summary

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Landfill RNG Facility Capacity and Utilization(1)(2)(3)(4)
Design Capacity (Million MMBtus)	1.7	1.0	4.5	2.8
Volume of Inlet Gas (Million MMBtus)	1.2	0.8	3.3	2.2
Inlet Design Capacity Utilization (%)	72%	81%	75%	78%
RNG Fuel volume produced (Million MMBtus)	1.0	0.7	2.6	1.9
Utilization of Inlet Gas (%)	84%	84%	82%	85%

(1) Design Capacity for RNG facilities is measured as the volume of feedstock biogas that the facility is capable of accepting at the inlet and processing during the associated period. Design Capacity is presented as OPAL’s ownership share (i.e., net of joint venture partners’ ownership) of the facility and is calculated based on the number of days in the period. New facilities that come online during a quarter are pro-rated for the number of days in commercial operation.

(2) Inlet Design Capacity Utilization is measured as the Volume of Inlet Gas for a period, divided by the total Design Capacity for such period. The Volume of Inlet Gas varies over time depending on, among other factors, (i) the quantity and quality of waste deposited at the landfill, (ii) waste management practices by the landfill, and (iii) the construction, operations and maintenance of the LFG collection system used to recover the LFG. The Design Capacity for each facility will typically be correlated to the amount of LFG expected to be generated by the landfill during the term of the related gas rights agreement. The Company expects Inlet Design Capacity Utilization to be in the range of 75-85% on an aggregate basis over the next several years. Typically, newer facilities perform at the lower end of this range and demonstrate increasing utilization as they mature and the biogas resource increases at open landfills.

(3) Utilization of Inlet Gas is measured as RNG Fuel Volume Produced divided by the Volume of Inlet Gas. Utilization of Inlet Gas varies over time depending on availability and efficiency of the facility and the quality of LFG (i.e., concentrations of methane, oxygen, nitrogen, and other gases) including the ramp up period for new projects. The Company generally expects Utilization of Inlet Gas to be in the range of 80% to 90%.

(4) Data not available for the Company’s dairy projects, i.e., Sunoma and Biotown.

RNG Pending Monetization Summary

	Three Months Ended
(in thousands, except Average realized sales price)	September 30, 2024
	RNG Fuel	Fuel Station Services	Total
Stored Gas Metrics (MMBtus) (1)
Beginning balance stored RNG as of June 30, 2024	318	59	377
Add: RNG production	1,105	119	1,224
Less: Current period RNG volumes dispensed	(1,143)	(121)	(1,264)
Ending Balance stored RNG as of September 30, 2024	280	57	337

Value of ending balance stored RNG using quarter end price (1)	$12,648	$6,737	$19,385
			.
RIN Metrics
Beginning balance as of June 30, 2024	11	5	16
Add: Generated in current period	10,777	3,439	14,216
Less: Sales	(10,719)	(3,400)	(14,119)
Ending RIN credit balance (Available for sale) as of September 30, 2024	69	44	113
D3 price per RIN at quarter end	$3.52	$3.52	$3.52
Value of RINs using quarter end price (2)	$203	$152	$355

LCFS Metrics
Beginning balance (net share) as of June 30, 2024	4	46	50
Add: Generated in current period	13	27	40
Less: Sales	(12)	(3)	(15)
Ending LCFS credit balance (Available for sale) as of September 30, 2024	5	70	75
LCFS credit price at quarter end	$66.50	$66.50	$66.50
Value of LCFSs using quarter end price (2)	$509	$2,799	$3,308

Value of RECs using quarter end price			$62

Other Metrics

Average realized sales price - RIN	—	—	$3.22
Average realized sales price - LCFS	—	—	$100.00

Total Value of RNG Pending Monetization at quarter end	$13,360	$9,688	$23,110

(1) Reflects OPAL’s ownership share of stored RNG (i.e., net of joint venture partners’ ownership) including equity method investments.

(2) Reflects OPAL’s ownership share of RIN and LCFS credits (i.e., net of joint venture partners’ ownership) including equity method investments and presented net of discounts and any direct transaction costs such as dispensing fees, third-party royalties and transaction costs as applicable.

Liquidity

As of September 30, 2024, our liquidity was $285.3 million, consisting of $254.3 million of availability under the above referenced credit facility, and $31.0 million of cash, cash equivalents, and short-term investments.

As of September 30, 2024, we have drawn approximately $231.6 million, and utilized $14.1 million of our revolver availability for letters of credit, under the $500 million senior secured credit facility we entered into in September 2023.

We believe our liquidity and anticipated cash flows from operations are sufficient to meet our existing funding needs.

Capital Expenditures

During the nine months of 2024, OPAL Fuels invested $72.8 million across RNG projects in construction and OPAL Fuels proprietary fueling stations in construction as compared to $92.3 million in the prior year.

In addition, for the nine months ended September 30, 2024, our portion of capital expenditures in unconsolidated entities was $22.8 million. This represents our share of capital expenditures incurred for the Atlantic, Burlington and Sapphire projects.

Earnings Call

A webcast to review OPAL Fuels’ Third Quarter 2024 results will be held tomorrow, November 8, 2024 at 11:00 AM Eastern Daylight Time.

Materials to be discussed in the webcast will be available before the call on the Company’s website.

Participants may access the call at https://edge.media-server.com/mmc/p/3tp9s5us. Investors can also listen to a webcast of the presentation on the Company’s Investor Relations website at https://investors.opalfuels.com/news-events/events-presentations.

Glossary of terms

“D3” refers to cellulosic biofuel with a 60% greenhouse gas reduction requirement.

“GGE” refers to gasoline gallon equivalent. It is used to measure the total volume of RNG production that OPAL Fuels expects to dispense each year. The conversion ratio is 1MMBtu equal to 7.74 GGE.

“LCFS” refers to Low Carbon Fuel Standard or similar types of federal and state programs.

“LFG” refers to landfill gas.

“MMBtu” refers to million British thermal units.

“RECs” refers to renewable energy credits.

“Renewable Power” refers to electricity generated from renewable sources.

“RIN” refers to Renewable Identification Numbers.

“RNG” refers to renewable natural gas.

“VIEs” refers to variable interest entities.

About OPAL Fuels Inc.
OPAL Fuels Inc. (Nasdaq: OPAL) is a leader in the capture and conversion of biogas into low carbon intensity RNG and renewable electricity. OPAL Fuels is also a leader in the marketing and distribution of RNG to heavy duty trucking and other hard to de-carbonize industrial sectors. For additional information, and to learn more about OPAL Fuels and how it is leading the effort to capture North America’s methane emissions and decarbonize the economy, please visit www.opalfuels.com.

# # #

Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or the Company’s future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company’s annual report on Form 10-K filed on March 15, 2024, and other filings the Company makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact information

Investors
Todd Firestone
Vice President Investor Relations & Corporate Development
914-705-4001
investors@opalfuels.com

ICR, Inc.
OPALFuelsPR@ircinc.com

OPAL FUELS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents (includes $395 and $166 at September 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	$20,332	$38,348
Accounts receivable, net (includes $361 and $33 at September 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	39,609	27,623
Accounts receivable, related party	15,133	18,696
Restricted cash - current (includes $953 and $4,395 at September 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	953	4,395
Short term investments	10,666	9,875
Fuel tax credits receivable	5,965	5,345
Contract assets	9,648	6,790
Parts inventory (includes $29 and $29 at September 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	10,491	10,191
Convertible note receivable	761	—
Environmental credits held for sale	4,096	172
Prepaid expense and other current assets (includes $21 and $107 at September 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	4,666	6,005
Derivative financial assets - current portion	289	633
Total current assets	122,609	128,073
Capital spares	4,167	3,468
Property, plant, and equipment, net (includes $25,514 and $26,626 at September 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	410,247	339,493
Operating lease right-of-use assets	12,964	12,301
Investment in other entities	217,472	207,099
Note receivable - variable fee component	2,509	2,302
Other long-term assets	2,206	1,162
Intangible assets, net	1,397	1,604
Restricted cash - non-current (includes $2,208 and $1,850 at September 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	2,909	4,499
Goodwill	54,608	54,608
Total assets	$831,088	$754,609
Liabilities and Equity
Current liabilities:
Accounts payable (includes $26 and $744 at September 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	13,126	13,901
Accounts payable, related party (includes $383 and $1,046 at September 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	8,380	7,024
Fuel tax credits payable	4,525	4,558
Accrued payroll (includes $39 and $— at September 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	7,970	9,023
Accrued capital expenses	24,721	15,128
Accrued expenses and other current liabilities (includes $753 and $647 at September 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	19,811	14,245
Contract liabilities	6,149	6,314
OPAL Term Loan - current portion	6,949	—

Sunoma Loan - current portion (includes $1,722 and $1,608 at September 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	1,722	1,608
Operating lease liabilities - current portion	763	638
Other current liabilities (includes $99 and $92 at September 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	1,693	92
Asset retirement obligation, current portion	1,980	1,812
Total current liabilities	97,789	74,343
Asset retirement obligation - non-current portion	5,581	4,916
OPAL Term Loan - non-current portion	215,772	176,532
Sunoma Loan, net of debt issuance costs (includes $18,773 and $20,010 at September 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	18,773	20,010
Operating lease liabilities - non-current portion	12,400	11,824
Earn out liabilities	443	1,900
Derivative liabilities - non-current portion	209	—
Other long-term liabilities (includes $2,398 and $211 at September 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	10,243	7,599
Total liabilities	361,210	297,124
Commitments and contingencies
Redeemable preferred non-controlling interests	130,000	132,617
Redeemable non-controlling interests	519,373	802,720
Stockholders' deficit
Class A common stock, $0.0001 par value, 340,000,000 shares authorized as of September 30, 2024; shares issued: 30,065,260 and 29,701,146 at September 30, 2024 and December 31, 2023, respectively; shares outstanding: 28,429,477 and 28,065,363 at September 30, 2024 and December 31, 2023, respectively	3	3
Class B common stock, $0.0001 par value, 160,000,000 shares authorized as of September 30, 2024; 71,500,000 and none issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	7	—
Class C common stock, $0.0001 par value, 160,000,000 shares authorized as of September 30, 2024; none issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Class D common stock, $0.0001 par value, 160,000,000 shares authorized as of September 30, 2024; 72,899,037 and 144,399,037 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	7	14
Additional paid-in capital	—	—
Accumulated deficit	(168,458)	(467,195)
Accumulated other comprehensive loss	(25)	(15)
Class A common stock in treasury, at cost; 1,635,783 and 1,635,783 shares at September 30, 2024 and December 31, 2023, respectively	(11,614)	(11,614)
Total Stockholders' deficit attributable to the Company	(180,080)	(478,807)
Non-redeemable non-controlling interests	585	955
Total Stockholders' deficit	(179,495)	(477,852)
Total liabilities, Redeemable preferred non-controlling interests, Redeemable non-controlling interests and Stockholders' deficit	$831,088	$754,609

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
RNG Fuel (includes revenues from related party of $22,798 and $18,782 for the three months ended September 30, 2024 and 2023, respectively; $54,174 and $32,909 for the nine months ended September 30, 2024 and 2023, respectively)	$25,864	$20,088	$63,036	$37,468
Fuel Station Services (includes revenues from related party of $10,616 and $6,942 for the three months ended September 30, 2024 and 2023, respectively; $27,885 and $10,875 for the nine months ended September 30, 2024 and 2023, respectively)	45,395	37,305	121,794	88,089
Renewable Power (includes revenues from related party of $1,799 and $1,732 for the three months ended September 30, 2024 and 2023, respectively; $5,129 and $5,006, for the nine months ended September 30, 2024 and 2023, respectively)	12,788	13,708	35,119	43,543
Total revenues	84,047	71,101	219,949	169,100
Operating expenses:
Cost of sales - RNG Fuel	9,985	8,243	26,644	22,396
Cost of sales - Fuel Station Services	33,609	31,887	94,882	79,655
Cost of sales - Renewable Power	7,774	11,112	25,931	28,251
Project development and startup costs	6,803	974	10,523	3,972
Selling, general, and administrative	12,692	13,273	39,552	39,664
Depreciation, amortization, and accretion	4,697	3,739	12,677	10,934
Income from equity method investments	(3,822)	(1,726)	(11,828)	(1,433)
Total expenses	71,738	67,502	198,381	183,439
Operating income (loss)	12,309	3,599	21,568	(14,339)
Other (expense) income:
Interest and financing expense, net	(5,026)	(2,885)	(13,976)	(4,482)
Loss on debt extinguishment	—	(953)	—	(2,848)
Change in fair value of derivative instruments, net	278	(138)	1,457	4,955
Other income	640	604	1,737	123,645
Income before provision for income taxes	8,201	227	10,786	106,931
Income tax benefit, net of selling expenses	(8,906)	—	(8,906)	—
Net income	17,107	227	19,692	106,931
Net income (loss) attributable to redeemable non-controlling interests	11,998	(2,104)	9,618	83,123
Net income (loss) attributable to non-redeemable non-controlling interests	130	(51)	328	(531)
Dividends on redeemable preferred non-controlling interests (1)	2,617	2,782	7,853	8,394
Net income (loss) attributable to Class A common stockholders	$2,362	$(400)	$1,893	$15,945

Weighted average shares outstanding of Class A common stock:
Basic	27,709,203	26,978,969	27,585,620	27,110,953
Diluted	27,743,417	26,978,969	27,644,164	27,683,855
Per share amounts:
Basic	$0.09	$(0.01)	$0.07	$0.59
Diluted	$0.09	$(0.01)	$0.07	$0.58

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$19,692	$106,931
Adjustments to reconcile net income to net cash provided by operating activities:
Income from equity method investments	(11,829)	(1,433)
Distributions from equity method investments	13,661	—
Provision for bad debts	—	492
Amortization of operating right-of-use assets	555	460
Depreciation and amortization	12,343	10,627
Amortization of deferred financing costs	1,310	1,447
Loss on debt extinguishment	—	2,848
Loss on warrant exchange	—	338
Gain on deconsolidation of VIEs	—	(122,873)
Accretion expense related to asset retirement obligation	334	307
Stock-based compensation	4,312	4,747
Paid-in-kind interest income	(207)	(236)
Unrealized gain on derivative financial instruments	(963)	(4,739)
Changes in operating assets and liabilities	(7,291)	5,911
Net cash provided by operating activities	31,917	4,827
Cash flows from investing activities:
Purchase of property, plant, and equipment	(72,805)	(92,250)
(Purchase) proceeds from sale of short term investments	(1,541)	46,948
Deconsolidation of VIEs, net of cash	—	(11,947)
Distributions received from equity method investment	1,756	13,331
Cash paid for investment in other entities	(13,956)	(1,000)
Net cash used in investing activities	$(86,546)	(44,918)
Cash flows from financing activities:
Proceeds from OPAL Term Loan	45,000	174,117
Cash paid for purchase of shares upon exercise of put option	—	(16,391)
Cash paid for taxes related to net share settlement of equity awards	(627)	(20)
Financing costs paid to other third parties	(629)	(11,062)
Repayment of debt facilities	(1,236)	(159,023)
Payment of preferred dividends	(10,469)	(16,536)
Proceeds from sale of non-redeemable non-controlling interest	—	12,753
Distribution to non-redeemable non-controlling interest	(628)	(222)
Other	170	842
Net cash provided by (used in) financing activities	31,581	(15,542)
Net decrease in cash, restricted cash, and cash equivalents	(23,048)	(55,633)
Cash, restricted cash, and cash equivalents, beginning of period	47,242	77,221
Cash, restricted cash, and cash equivalents, end of period	$24,194	$21,588

Non-GAAP Financial Measures (Unaudited)

This release includes various financial measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. We believe these measures provide important supplemental information to investors to use in evaluating ongoing operating results. We use these measures, together with accounting principles generally accepted in the United States (“GAAP” or “U.S. GAAP”), for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations, that when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide, give a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. These Non-GAAP financial measures are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income or any other GAAP measure as indicators of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.

Adjusted EBITDA

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses a non-GAAP financial measure that it calls adjusted EBITDA (“Adjusted EBITDA”). This non-GAAP financial measure adjusts net income for interest and financing expense, net, loss on debt extinguishment, net (income) loss attributable to non-redeemable non-controlling interests, depreciation, amortization and accretion expense, adjustments to reflect Adjusted EBITDA from equity method investments, loss on warrant exchange, unrealized (gain) loss on derivative instruments, non-cash charges, one-time non-recurring expenses, major maintenance on Renewable Power, gain on deconsolidation of VIEs, project development and startup costs, incremental virtual pipeline costs at Prince William RNG facility due to their temporary nature, and ITC proceeds, net of expenses.

Management believes this non-GAAP financial measure provides meaningful supplemental information about the Company’s performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; (3) the measure better aligns revenues with expenses; and (4) the measure is used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

The following table presents the reconciliation of our Net loss to Adjusted EBITDA:

Reconciliation of GAAP Net income to Adjusted EBITDA
For the Three and Nine Months Ended September 30, 2024 and 2023
(In thousands of dollars)

	Three Months Ended September 30, 2024					Nine Months Ended September 30, 2024
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$6,116	$10,262	$4,393	$(3,664)	$17,107	$18,873	$23,053	$6,608	$(28,842)	$19,692

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	5,092	95	(26)	(135)	5,026	14,427	119	(111)	(458)	13,977
Net income attributable to non-redeemable non-controlling interests	(130)	—	—	—	(130)	(328)	—	—	—	(328)
Depreciation, amortization and accretion	2,124	1,575	998	—	4,697	5,482	4,184	3,011	—	12,677
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	3,721	—	—	—	3,721	8,883	—	—	—	8,883
Unrealized (gain) loss on derivative instruments (3)	—	—	170	(278)	(108)	—	—	494	(1,457)	(963)
Non-cash charges (4)	—	34	—	1,433	1,467	—	34	—	4,665	4,699
ITC proceeds, net of expenses (5)	—	—	—	(8,648)	(8,648)				(8,648)	(8,648)
Project development and startup costs (6)	1,927	—	—	—	1,927	3,103	—	—	—	3,103
Virtual pipeline costs (7)	3,806	—	—	—	3,806	6,004	—	—	—	6,004
One-time non-recurring charges (8)	—	—	—	798	798	—	220	400	879	1,499
Major maintenance for Renewable Power	—	—	1,439	—	1,439	—	—	6,812	—	6,812
Adjusted EBITDA	$22,656	$11,966	$6,974	$(10,494)	$31,102	$56,444	$27,610	$17,214	$(33,861)	$67,407

	Three Months Ended September 30, 2023					Nine Months Ended September 30, 2023
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$12,547	$5,530	$983	$(18,833)	$227	9,477	$7,429	$10,584	$79,441	$106,931
					—					—
Adjustments to reconcile net income (loss) to Adjusted EBITDA					—					—
Interest and financing expense, net	3,243	(27)	2	(333)	2,885	4,616	(120)	260	(274)	4,482
Loss on debt extinguishment	—	—	—	953	953	—	—	—	2,848	2,848
Gain on deconsolidation of VIEs	—	—	—	—	—	—	—	—	(122,873)	(122,873)
Net loss attributable to non-redeemable non-controlling interests	51	—	—	—	51	531	—	—	—	531
Depreciation, amortization and accretion	1,325	917	1,488	9	3,739	3,954	2,555	4,389	36	10,934
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	1,346	—	—	—	1,346	3,254	—	—	—	3,254
Loss on warrant exchange	—	—	—	—	—	—	—	—	338	338
Unrealized (gain) loss on derivative instruments (3)	—	—	29	138	167	—	—	(733)	(4,006)	(4,739)
Non-cash charges (4)	—	—	—	1,922	1,922	—	—	—	4,880	4,880
Project development and startup costs (6)	847	—	—	—	847	3,591	—	—	—	3,591
One-time non-recurring charges (8)	—	—	1,291	787	2,078	—	949	1,291	1,038	3,278
Major maintenance for Renewable Power	—	—	2,246	—	2,246	—	—	6,476	—	6,476
Adjusted EBITDA	$19,359	$6,420	$6,039	$(15,357)	$16,461	$25,423	$10,813	$22,267	$(38,572)	$19,931

(1) Net income (loss) by segment is included in our quarterly report on Form 10-Q. Net loss for RNG Fuel includes our portion of net income on our equity method investments.

(2) Includes development costs, interest, depreciation, amortization and accretion on equity method investments.

(3) Unrealized (gain) loss on derivative instruments includes change in fair value of commodity swaps, earnout liabilities and put option on a forward purchase agreement.

(4) Non-cash charges include stock-based compensation expense, certain expenses included in selling, general and administrative expenses relating to employee benefit accruals, inventory write down charges included in cost of sales - RNG fuel and loss on disposal of assets.

(5) Includes $258 of legal expenses which is included in Project development and start up costs.

(6) Relates to certain development costs on our RNG projects in construction such as legal, consulting fees for joint venture structuring, royalties to the landfill owner, fines, settlements, site lease expenses and certification costs.

(7) Includes incremental virtual pipeline costs (i.e., actual costs less anticipated operating costs of a permanent interconnection) on our Prince William RNG project which are temporary in nature and expected to be incurred until mid-2025 when the permanent interconnection is expected to be operational. The amounts included in the nine months ended September 30, 2024 include $2.2 million of costs incurred in the second quarter of 2024. These costs are included in Project development and startup costs.

(8) One-time non-recurring charges include (i) certain expenses related to development of our RNG facilities such as lease expenses and legal costs incurred during construction phase that could not be capitalized per GAAP.